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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the references to our firm under the caption "Experts" and "Selected Historical Consolidated Financial Data" and to the use of our report dated January 25, 1999 (except for Note 15, as to which the date is February 1, 1999) in the Registration Statement (Form S-3) and the related Prospectus of Concentric Network Corporation for the registration of 3,375,000 shares of its common stock.

                                          /s/ Ernst & Young LLP

San Jose, California

February 19, 1999